UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Staffing 360 Solutions, Inc.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 6, 2021

YOUR IMMEDIATE ATTENTION IS REQUESTED

Regarding your investment in STAFFING 360 SOLUTIONS, INC.

Dear Fellow Stockholder:

The April 5, 2021 Special Meeting of Stockholders was adjourned to April 20, 2021 in order to allow time to obtain enough votes for a quorum. The one item in your proxy is to approve an increase in the number of shares of our authorized common stock from 40 million to 100 million. The Company encourages all stockholders who have not yet voted to do so immediately.

*** PLEASE TAKE THE TIME TO VOTE YOUR SHARES TODAY ***

Our records indicate you have not yet voted your shares at the time of the mailing of this reminder letter. Your Board of Directors is requesting that you take immediate action to vote your shares at this important meeting.

Your Board unanimously recommends stockholders vote “FOR” the proposal.

*** PLEASE VOTE TODAY ***

(a)	The fastest and easiest way to vote is by telephone by calling toll free 1-800-573-4804 between the hours of 9am – 7pm EDT to cast your vote with one of our proxy voting agents.
(b)	You may also vote over the Internet at www.proxyvote.com.
(c)	Or, you may return a properly executed proxy card in the envelope provided to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you sign and return the enclosed proxy card without indicating a different choice, your shares will be voted “FOR” the proposal.

If you have questions, need additional material, or need assistance voting your shares, please call our proxy solicitation firm, Morrow Sodali LLC, toll free at 1-800-573-4804. Or you may contact Morrow Sodali by email STAF.info@investor.morrowsodali.com. Our Investor Relations firm, Bibicoff + MacInnis, Inc. can also assist you at 818-379-8500 x 2. Brokers, banks and other nominees may call 203-658-9400.

*** EVERY VOTE COUNTS - PLEASE TAKE ACTION TODAY ***

Thank you for your investment in Staffing 360 Solutions, Inc. and for taking the time to vote your shares.

Sincerely,

/s/ Brendan Flood
Brendan Flood
Chairman and CEO